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                        CONSENT OF MITCHELL & TITUS, LLP



                                                                    EXHIBIT 23.1


        CONSENT OF MITCHELL & TITUS, LLP, INDEPENDENT AUDITORS




                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of
DME Interactive Holdings, Inc. and Subsidiaries

We consent to the inclusion on form 10-KSB of our report dated February 28, 2000, with respect to the consolidated balance sheets of DME Interactive Holdings, Inc. and Subsidiaries as of November 30, 1999, December 31, 1999 and 1998, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the eleven-month period ended November 30, 1999, the one-month period ended December 31, 1999 and years ended December, 1999 and 1998, which report appears in the report on form 10-KSB of DME Interactive Holdings, Inc. and Subsidiaries, filed with the Securities and Exchange Commission on March 8, 2000.



/s/ MITCHELL & TITUS, LLP
----------------------------------

Mitchell & Titus, LLP


New York, New York
March 8, 2000